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                                                                      EXHIBIT 21
                                                                      ----------

                              List of Subsidiaries
                              --------------------

                                                                       %
NAME                                       JURISDICTION            OWNERSHIP
----                                       ------------            ---------
Entertainment Technology Corporation         PA                      100%
ETC International Corporation                Barbados                100%
ETC-PZL Aerospace Industries                 Poland                   95%
ETC-Europe                                   Great Britain            99%
ETC-Delaware                                 Delaware                100%